For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
For Immediate Release

PrivateBancorp Reports First Quarter Earnings per Share of $0.42
Earnings per share up 17 percent over
first quarter 2005

Chicago, IL, April 17, 2006--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings per diluted share of $0.42 for the first quarter 2006, an increase of 17 percent compared to restated first quarter 2005 earnings per diluted share of $0.36. First quarter 2005 earnings were restated to $0.36 from $0.37 as a result of $0.01 of option expense that is recognized as a result of adoption of SFAS 123R, Share-Based Payment. The Company adopted the new standard on January 1, 2006 and elected the modified-retrospective-transition method, which results in the restatement of prior periods by recognizing compensation cost in the amounts previously reported in the SEC pro forma footnote disclosures. First quarter 2006 earnings per share include $0.02 of option expense. Net income for the first quarter ended March 31, 2006 was $9.0 million compared to first quarter 2005 net income of $7.6 million. Reported results for the first quarter of 2006 include the financial results of The PrivateBank - Michigan, which was acquired on June 20, 2005.

“Strong loan growth, as well as growth in our wealth management business, drove improved quarterly financial performance. We had strong growth in all of our markets and remain confident about our continued growth opportunities. During the quarter, we opened a new office in Chesterfield, Missouri, which will serve the fast growing far western suburbs of the St. Louis metropolitan area. In the second quarter, we will be relocating our Oak Brook and Geneva, Illinois offices into larger offices, and we continue to expect to relocate our headquarters office during the third quarter, ” said Ralph B. Mandell, Chairman, President and CEO.

“In addition to our focus on growth opportunities in our existing markets, we continue to pursue opportunities to grow our wealth management business and expand our unique approach to private banking to new markets in middle America as well as selective markets in the Sun Belt,” Mandell said.

Net interest income totaled $25.5 million in the first quarter 2006, an increase of 29 percent over first quarter 2005 net interest income of $19.7 million. Net interest margin decreased to 3.45 percent compared to 3.57 percent in the year earlier period, and 3.55 percent at the end of the fourth quarter 2005. The decrease in net interest margin was primarily due to a decrease in the yield earned on the Company's investment in the Federal Home Loan Bank of Chicago (“FHLB Chicago”) stock and an increase in short term funding costs. During the first quarter 2006, total cost of funds increased by 32 basis points from fourth quarter 2005 compared to a 21 basis point increase in the yield on average earnings assets.

During the first quarter 2006, the annualized yield on the stock dividend we received from the FHLB Chicago was 3.0 percent, down from 5.5 percent paid in the first quarter 2005 and 3.75 percent paid in the fourth quarter 2005.

The first quarter 2006 provision for loan losses was $2.3 million, compared to $0.9 million in the first quarter 2005 and $1.7 million in the fourth quarter 2005. Net charge offs totaled $144,000, or 0.02 percent of total loans in the quarter ended March 31, 2006 versus net recoveries of $60,000 in the prior year quarter and net charge-offs of $186,000 in the fourth quarter 2005. Non-performing assets to total assets were 0.12 percent at March 31, 2006 compared to 0.04 percent at December 31, 2005 and 0.11 percent at March 31, 2005. The allowance for loan losses as a percentage of total loans was 1.13 percent at March 31, 2006 compared to 1.15 percent at March 31, 2005 and unchanged from 1.13 percent at December 31, 2005.

2

Wealth management fee income was $3.2 million during the first quarter 2006 as compared to $2.2 million in the prior year quarter and $2.8 million in the fourth quarter 2005 due primarily to new business generated in Chicago and Michigan. Increases in fee income were driven primarily by higher assets under management. Wealth management assets under management increased 57 percent to $2.7 billion at March 31, 2006 compared to $1.7 billion at March 31, 2005. Excluding Michigan’s assets under management at acquisition date of $210.0 million, wealth management assets increased by 44 percent year over year. At December 31, 2005, wealth management assets under management totaled $2.4 billion.

Residential mortgage fee income was $724,000 for the first quarter 2006, down from $742,000 in the first quarter 2005 and $784,000 in the fourth quarter 2005. Excluding Michigan, residential mortgage fee income decreased to $655,000, reflecting a slow down in the overall residential mortgage lending market during the quarter.

For the first quarter 2006, a $555,000 gain on an interest rate swap combined with securities losses of $578,000 resulted in a $23,000 net loss. For the first quarter 2005, a $479,000 gain from the swap combined with $105,000 of securities losses resulted in a $374,000 net gain.

Non-interest expense increased to $17.6 million in the first quarter 2006 from $12.9 million in the first quarter 2005, and decreased from $18.8 million in the fourth quarter 2005. The year over year increase in non-interest expense is primarily attributable to the increase in the scale and scope of the Company’s operations, including the acquisition of The PrivateBank - Michigan, which had non-interest expense of $2.2 million for the quarter. Non-interest expense in fourth quarter 2005 totaled $18.8 million, which included $980,000 of expenses associated with the write-off of unamortized underwriting commissions and offering expenses associated with the early redemption of outstanding trust preferred securities, which occurred on December 31, 2005.

3

The Company has continued to add qualified, experienced managing directors to its team to ensure the continued growth of the organization. The number of managing directors increased to 116 as of March 31, 2006 from 84 at March 31, 2005 and 114 at December 31, 2005. Full-time equivalent employees increased to 393 at the end of the first quarter 2006, from 278 at the prior period end, reflecting the addition of 73 people as a result of the acquisition of The PrivateBank - Michigan, as well as increases associated with our overall growth. The efficiency ratio rose to 51.7 percent in the first quarter 2006, up from 49.6 percent in the prior year first quarter, and down from 55.7 percent reported in the fourth quarter 2005. The fourth quarter 2005 ratio suffered from the aforementioned expense impact of the early redemption of trust preferred securities. Absent this impact, the efficiency ratio for the fourth quarter of 2005 would have been 52.9 percent.

Total assets were $3.7 billion at March 31, 2006, an increase of 41 percent from $2.6 billion at March 31, 2005, and an increase of 5 percent from $3.5 billion at December 31, 2005. Total assets of The PrivateBank - Michigan were $478.4 million at March 31, 2006. At March 31, 2006, total loans were $2.8 billion, versus $1.7 billion at March 31, 2005 and $2.6 billion at December 31, 2005. Total loans of The PrivateBank - Michigan were $412.5 million at March 31, 2006. Investment securities were $682.4 million at March 31, 2006, down from $764.9 million at March 31, 2005 and $695.2 million at December 31, 2005.

Total deposits were $2.9 billion at March 31, 2006, up from $2.0 billion at March 31, 2005 and up from $2.8 billion at December 31, 2005. The PrivateBank - Michigan contributed deposits of $340.0 million to the consolidated total at March 31, 2006. Core deposits, defined as total deposits less brokered deposits, were $2.2 billion at quarter’s end, compared to $1.6 billion at March 31, 2005, and $2.2 billion at December 31, 2005. Brokered deposits were $704.6 million at March 31, 2006, up 82 percent from $387.4 million at March 31, 2005 and up 20 percent from $586.6 million at December 31, 2005. Funds borrowed, which include Federal Home Loan Bank advances, increased 3 percent to $351.5 million at March 31, 2006 from $340.7 million at March 31, 2005, and increased 18 percent from $297.0 million at December 31, 2005, primarily as a result of an increase in Federal Funds purchased. Federal Home Loan Bank advances decreased by 9 percent from last quarter and decreased by 22 percent over the prior year quarter.

4

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized, premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.7 billion at March 31, 2006, has 14 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, the dividend and redemption practices of the FHLB Chicago relating to its stock and the Company’s ability to redeem the shares of FHLB Chicago stock it owns, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

5

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2006	2005
	unaudited	unaudited
Interest Income
Interest and fees on loans	$48,910	$25,591
Interest on investment securities	8,302	9,213
Interest on short-term investments	87	34
Total Interest Income	57,299	34,838

Interest Expense
Interest on deposits	24,552	11,252
Interest on borrowings	3,468	2,474
Interest on long-term debt - trust preferred securities	1,504	485
Total Interest Expense	29,524	14,211

Net Interest Income	27,775	20,627
Provision for loan losses	2,253	902
Net Interest Income After Provision	25,522	19,725

Non Interest Income
Wealth management income	3,160	2,198
Mortgage banking income	724	742
Other income	1,138	865
Net securities (losses) gains	(578)	(105)
Gains (losses) on interest rate swap	555	479
Total Non Interest Income	4,999	4,179

Non Interest Expense
Salaries and benefits	10,536	7,410
Occupancy expense	2,169	1,738
Professional fees	1,422	1,215
Marketing	913	614
Data processing	766	582
Amortization of intangibles	154	42
Insurance	310	263
Other operating expenses	1,288	993
Total Non Interest Expense	17,558	12,857

Minority interest expense	77	76
Income Before Income Taxes	12,886	10,971
Income tax expense	3,899	3,420
Net Income	$8,987	$7,551

Weighted Average Shares Outstanding	20,561,694	19,973,853
Diluted Average Shares Outstanding	21,424,810	20,998,095

Earnings Per Share
Basic	$0.44	$0.38
Diluted	$0.42	$0.36

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets
(dollars in thousands except per share data)

	03/31/06	12/31/05	03/31/05
	unaudited		unaudited
Assets
Cash and due from banks	$42,827	$47,736	$29,943
Short-term investments	9,613	14,133	5,047
Investment securities: available-for-sale	682,355	695,151	764,917
Loans held for sale	9,747	5,269	8,678

Loans	2,786,075	2,608,067	1,729,882
Allowance for loan losses	(31,497)	(29,388)	(19,948)
Net loans	2,754,578	2,578,679	1,709,934

Premises and equipment, net	15,146	11,754	6,990
Goodwill	63,176	63,176	20,547
Other assets	93,064	80,699	57,907
Total Assets	$3,670,506	$3,496,597	$2,603,963

Liabilities
Non-interest bearing deposits	$240,961	$252,625	$173,558
Interest bearing deposits	2,698,541	2,570,757	1,829,681
Total deposits	2,939,502	2,823,382	2,003,239

Funds borrowed	351,523	296,980	340,737
Long-term debt - trust preferred securities	98,000	98,000	20,000
Other liabilities	36,361	40,317	37,341
Total Liabilities	3,425,386	3,258,679	2,401,317

Stockholders' Equity
Common stock and additional paid-in-capital	145,630	143,053	127,759
Treasury stock	(3,724)	(2,728)	(2,235)
Retained earnings	105,781	98,058	76,335
Accumulated other comprehensive income	4,746	7,434	5,712
Deferred compensation	(7,313)	(7,899)	(4,925)
Total Stockholders' Equity	245,120	237,918	202,646

Total Liabilities and Stockholders' Equity	$3,670,506	$3,496,597	$2,603,963

Book Value Per Share	$11.58	$11.34	$9.90

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	1Q06	4Q05	3Q05	2Q05	1Q05
Key Statistics
Net income	$8,987	$8,242	$7,906	$7,215	$7,551
Basic earnings per share	$0.44	$0.40	$0.39	$0.36	$0.38
Diluted earnings per share	$0.42	$0.39	$0.37	$0.34	$0.36

Return on average total assets	1.03%	0.97%	0.97%	1.07%	1.20%
Return on average total equity	15.26%	14.49%	14.06%	13.95%	15.13%
Dividend payout ratio	14.06%	11.41%	11.91%	12.84%	12.16%
Fee revenue as a percent of total revenue (1)	15.32%	15.07%	16.20%	16.51%	15.57%
Wealth management assets under management	2,716,599	2,436,766	2,061,510	1,984,371	1,735,292

Non-interest income to average assets	0.57%	0.58%	0.67%	0.65%	0.67%
Non-interest expense to average assets	2.01%	2.20%	2.10%	2.06%	2.05%
Net overhead ratio (2)	1.44%	1.62%	1.43%	1.40%	1.38%
Efficiency ratio (3)	51.7%	55.7%	52.2%	50.5%	49.6%

Net interest margin
Fed funds sold & other short-term investments	4.81%	4.61%	3.59%	2.89%	3.21%
Investment Securities (taxable)	4.88%	5.02%	4.96%	5.05%	5.07%
Investment Securities (non-taxable)	6.91%	6.91%	6.96%	6.96%	6.95%
Loans, net of unearned discount	7.39%	7.14%	6.76%	6.43%	6.09%
Yield on average earning assets	7.00%	6.79%	6.44%	6.16%	5.93%
Interest bearing deposits	3.84%	3.45%	3.04%	2.88%	2.58%
Funds borrowed	4.24%	4.04%	3.66%	3.12%	2.76%
Trust preferred securities	6.14%	7.00%	7.06%	8.69%	9.70%
Cost of average interest-bearing liabilities	3.96%	3.64%	3.26%	2.99%	2.68%
Net interest spread (4)	3.04%	3.15%	3.18%	3.17%	3.25%
Net interest margin (5)	3.45%	3.55%	3.53%	3.53%	3.57%

Tax equivalent adjustment to net interest income (6)	$1,174	$1,143	$1,132	$1,125	$1,107

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	1Q06	4Q05	3Q05	2Q05	1Q05
Net interest income	$27,775	$27,717	$26,264	$21,792	$20,627
Tax equivalent adjustment to net interest income	1,174	1,143	1,132	1,125	1,107
Net interest income, tax equivalent basis	$28,949	$28,860	$27,396	$22,917	$21,734

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	1Q06		4Q05	3Q05		2Q05		1Q05
Balance Sheet Ratios
Loans to Deposits (period end)	94.78%		92.37%	94.15%		91.08%		86.35%

Average interest-earning assets to average interest-bearing liabilities	111.2		112.0	111.7		113.6		113.5

Per Share Data
Dividends	$0.060		$0.045	$0.045		$0.045		$0.045
Book value (period end)	$11.58		$11.34	$10.97		$10.63		$9.90
Tangible book value (period end) (1)	$8.34		$8.23	$7.69		$7.34		$8.79

Share Price Data (period end)
Closing Price	$41.49		$35.57	$34.28		$35.38		$31.41
Diluted earnings multiple (2)	24.36	x	22.99	23.35	x	25.94	x	21.51
Book value multiple	3.58	x	3.14	3.13	x	3.33	x	3.17

Common Stock Information
Outstanding shares at end of period	21,159,339		20,983,934	20,978,119		20,928,869		20,467,143

Number of shares used to compute:
Basic earnings per share	20,561,694		20,427,363	20,408,238		20,065,931		19,973,853
Diluted earnings per share	21,424,810		21,410,469	21,373,287		20,971,907		20,998,095

Capital Ratios (period end) (3):
Total equity to total assets	6.68%		6.80%	6.91%		6.94%		7.78%
Total risk-based capital ratio	10.37%		10.54%	10.13%		10.60%		11.07%
Tier-1 risk-based capital ratio	8.53%		8.50%	8.67%		9.18%		10.03%
Leverage ratio	7.25%		7.09%	7.07%		7.94%		7.61%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.

Key Financial Data
Unaudited
(dollars in thousands)

	1Q06	4Q05	3Q05	2Q05	1Q05
Summary Income Statement
Interest Income
Interest and fees on loans	$48,910	$45,244	$39,580	$29,198	$25,591
Interest on investment securities	8,302	8,585	9,093	9,428	9,213
Interest on short-term investments	87	207	166	93	34
Total Interest Income	57,299	54,036	48,839	38,719	34,838

Interest Expense	29,524	26,319	22,575	16,927	14,211

Net Interest Income	27,775	27,717	26,264	21,792	20,627
Provision for loan losses	2,253	1,690	2,046	1,900	902

Net Interest Income after Provision for Loan Losses	25,522	26,027	24,218	19,892	19,725

Non Interest Income
Wealth management income	3,160	2,771	2,627	2,232	2,198
Mortgage banking income	724	784	1,284	1,076	742
Other income	1,138	1,361	1,165	885	865
Net securities (losses) gains	(578)	(192)	(249)	1,045	(105)
Gains (losses) on interest rate swap	555	252	644	(972)	479
Total Non Interest Income	4,999	4,976	5,471	4,266	4,179

Non Interest Expense
Salaries and benefits	10,536	10,677	10,011	8,212	7,410
Occupancy expense	2,169	2,012	1,963	1,804	1,738
Professional fees	1,422	1,736	1,580	1,106	1,215
Marketing	913	1,140	1,150	645	614
Data processing	766	820	803	627	582
Insurance	310	287	275	270	263
Amortization of intangibles	154	156	156	57	42
Other operating expenses	1,288	2,006	1,221	995	993
Total Non Interest Expense	17,558	18,834	17,159	13,716	12,857

Minority interest expense	77	76	82	73	76
Income Before Income Taxes	12,886	12,093	12,448	10,369	10,971
Income tax expense	3,899	3,851	4,542	3,154	3,420
Net income	$8,987	$8,242	$7,906	$7,215	$7,551

Key Financial Data
Unaudited
(dollars in thousands)

	1Q06	4Q05	3Q05	2Q05	1Q05
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.02%	0.03%	-0.12%	0.07%	-0.01%
Total non-performing loans to total loans	0.15%	0.04%	0.05%	0.15%	0.16%
Total non-performing assets to total assets	0.12%	0.04%	0.04%	0.11%	0.11%
Nonaccrual loans to:
total loans	0.12%	0.03%	0.02%	0.06%	0.08%
total assets	0.09%	0.02%	0.01%	0.04%	0.06%
Allowance for loan losses to:
total loans	1.13%	1.13%	1.15%	1.15%	1.15%
non-performing loans	693%	2201%	1954%	689%	717%
nonaccrual loans	976%	4434%	5908%	2076%	1377%

Non-performing assets:
Loans delinquent over 90 days	$1,080	$280	$744	$2,026	$1,335
Nonaccrual loans	3,228	663	472	1,212	1,448
OREO	235	393	211	413	-
Total non-performing assets	$4,543	$1,336	$1,427	$3,651	$2,783

Net loan charge-offs (recoveries):
Loans charged off	$165	$188	$19	$328	$3
(Recoveries)	(21)	(2)	(705)	(18)	(63)
Net charge-offs (recoveries)	$144	$186	($686)	$310	($60)

Provision for loan losses	$2,253	$1,690	$2,046	$1,900	$902

Allowance for Loan Losses Summary
Balance at beginning of period (1)	$29,388	$27,884	$25,152	$23,562	$18,986
Provision	2,253	1,690	2,046	1,900	902
Net charge-offs (recoveries)	144	186	(686)	310	(60)
Balance at end of period	$31,497	$29,388	$27,884	$25,152	$19,948

Net loan charge-offs (recoveries):
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial	$121	-	($115)	$270	($60)
Personal	$23	$186	($571)	$40	-
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$144	$186	($686)	$310	($60)

(1) The 2Q05 beginning balance includes The PrivateBank - Michigan allowance at acquisition date June 20, 2005.

Balance Sheets
(dollars in thousands)

	unaudited	audited	unaudited	unaudited	unaudited
	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Assets
Cash and due from banks	$42,827	$47,736	$43,246	$33,359	$29,943
Short-term investments	9,613	14,133	11,179	74,873	5,047
Investment securities: available-for-sale	682,355	695,151	720,055	769,218	764,917
Loans held for sale	9,747	5,269	9,104	12,532	8,678
Loans	2,786,075	2,608,067	2,421,725	2,192,542	1,729,882
Less: Allowance for loan losses	(31,497)	(29,388)	(27,884)	(25,152)	(19,948)
Net loans	2,754,578	2,578,679	2,393,841	2,167,390	1,709,934
Premises and equipment, net	15,146	11,754	9,798	8,580	6,990
Goodwill	63,176	63,176	63,160	62,981	20,547
Other assets	93,064	80,699	77,601	75,781	57,907
Total Assets	$3,670,506	$3,496,597	$3,327,984	$3,204,714	$2,603,963

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$240,961	$252,625	$261,808	$245,019	$173,558
Interest bearing demand deposits	142,734	132,787	121,696	118,089	100,598
Savings and money market deposits	1,243,501	1,272,353	1,108,299	1,153,918	1,016,876
Time deposits	1,312,306	1,165,617	1,080,431	890,315	712,207
Total deposits	2,939,502	2,823,382	2,572,234	2,407,341	2,003,239
Funds borrowed	351,523	296,980	417,664	464,799	340,737
Long-term debt - Trust Preferred Securities	98,000	98,000	78,000	78,000	20,000
Other liabilities	36,361	40,317	29,995	32,026	37,341
Total liabilities	3,425,386	3,258,679	3,097,893	2,982,166	2,401,317
Stockholders' equity	245,120	237,918	230,091	222,547	202,646
Total Liabilities and Stockholders' Equity	$3,670,506	$3,496,597	$3,327,984	$3,204,713	$2,603,963

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Assets
Cash and due from banks	$35,208	$36,703	$34,513	$28,483	$32,559
Short-term investments	7,317	17,522	18,234	12,643	4,245
Investment securities: available-for-sale	696,323	702,351	749,461	768,523	752,794
Loans held for sale	7,655	7,541	9,644	8,517	7,339
Loans	2,660,074	2,499,060	2,305,517	1,803,580	1,686,713
Less: Allowance for loan losses	(30,018)	(28,475)	(26,271)	(20,665)	(19,360)
Net loans	2,630,056	2,470,585	2,279,246	1,782,915	1,667,353
Premises and equipment, net	14,417	10,649	9,248	7,241	6,966
Goodwill	63,176	63,161	62,983	25,486	20,547
Other assets	87,413	81,719	76,756	64,464	55,974
Total Assets	$3,541,565	$3,390,231	$3,240,085	$2,698,272	$2,547,777

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$240,119	$256,782	$238,632	$190,477	$171,845
Interest bearing demand deposits	123,524	127,769	119,060	110,956	100,843
Savings and money market deposits	1,240,914	1,191,130	1,120,336	1,038,059	918,113
Time deposits	1,230,534	1,096,528	957,640	743,221	748,909
Total deposits	2,835,091	2,672,209	2,435,668	2,082,713	1,939,710
Funds borrowed	326,862	363,540	468,681	348,216	357,712
Long-term debt - Trust Preferred Securities	98,000	89,304	78,000	27,229	20,000
Other liabilities	42,728	39,314	34,645	32,583	28,046
Total liabilities	3,302,681	3,164,367	3,016,994	2,490,741	2,345,468
Stockholders' equity	238,884	225,864	223,091	207,532	202,309
Total Liabilities and Stockholders' Equity	$3,541,565	$3,390,231	$3,240,085	$2,698,273	$2,547,777